                                                                     Exhibit 7.8

                 AMENDED AND RESTATED BORROWER PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED BORROWER PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of August __, 1996, is made by SIRROM INVESTMENTS, INC., a corporation organized under the laws of Tennessee (the "Pledgor"), in favor of FIRST UNION NATIONAL BANK OF TENNESSEE, a national banking association, as Agent (the "Agent") for the ratable benefit of itself and the financial institutions (the "Lenders") as are, or may from time to time become, parties to the Loan Agreement (as hereinafter defined).

                              STATEMENT OF PURPOSE

         Pursuant to the Assignment and Assumption Agreement dated as of __________, 1996 between the Sirrom Capital Corporation (the "Parent") and the Borrower, the Parent has transferred all of its rights and obligations under the Third Amended and Restated Loan Agreement dated as of December 27, 1995, as amended, by and among the Parent, as borrower, the Lenders party thereto, and the Agent (the "Existing Loan Agreement"), and the documents executed in connection therewith, to the Borrower, and the Borrower has assumed all of such rights and obligations.

         Pursuant to the terms of the Fourth Amended and Restated Loan Agreement of even date among the Pledgor, as Borrower, the Parent, as Guarantor, the Lenders, and the Agent (as amended, restated, modified or otherwise supplemented from time to time, the "Loan Agreement"), the Lenders have agreed to amend and restate the Existing Loan Agreement in order to transfer the rights and obligations of the Guarantor, as borrower, to the Pledgor and to extend a certain revolving credit facility to the Pledgor as more particularly described therein.

         The Pledgor is the legal and beneficial owner of (a) the Pledged Securities of the issuers (the "Issuers") listed on Schedule I hereto and (b) the indebtedness (the "Pledged Debt") described on Schedule I and issued by the obligors named therein.

         In connection with the transactions contemplated by the Loan Agreement and as a condition precedent to the extensions of credit thereunder, the Lenders have requested, and the Pledgor has agreed to execute and deliver, this Pledge Agreement with the Pledged Securities and the Pledged Debt in order to amend and restate the terms and conditions of the Pledge Agreement dated as of December 27, 1995 made by the Guarantor, as pledgor, in favor of the Agent, for the ratable benefit of itself and the Lenders.

         NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to execute the Loan Agreement and accept the security contemplated hereby and the Lenders to make extensions of credit under the Loan Agreement, the Pledgor hereby agrees with the Agent for the ratable benefit of the Agent and Lenders as follows:

         1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein (including the preamble and statement of purpose) are so used as so defined, and the following terms shall have the following meanings:

                 "Bailment Agreement" means the Amended and Restated Agreement for Bailment of Collateral and Remittance of Collateral Funds of even date between the Custodian and the Agent, for the ratable benefit of itself and the Lenders.

                 "Code" means the Uniform Commercial Code from time to time in effect in the State of Tennessee.

                 "Collateral" means the Securities Collateral and the Pledged Debt.

                 "Custodian" means First American Trust Company, as Custodian for the Agent and the Lenders, pursuant to the terms and conditions of the Bailment Agreement.

                 "Pledge Agreement" means this Pledge Agreement, as amended or modified.

                 "Pledged Debt" means the indebtedness described on Schedule I and issued by the obligors named therein and the instruments evidencing such indebtedness, and all principal, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; all additional indebtedness (to the extent not effectively pledged to the Lender pursuant to another Loan Document) from time to time owed to the Pledgor by any obligor and the instruments evidencing such indebtedness, and all principal, interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional indebtedness.

                 "Pledged Securities" means the shares of capital stock and warrants listed on Schedule I hereto, together with all stock certificates, warrants, options or rights of any nature whatsoever that may be issued or granted to the Pledgor while this Pledge Agreement is in effect.

                 "Proceeds" means all "proceeds" as such term is defined in
         Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limi-tation, all dividends or other income from the Pledged Securities, collections thereon, proceeds of sale thereof or distributions with respect thereto.

                 "Securities Collateral" means the Pledged Securities and all Proceeds therefrom.

         2. Pledge and Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Agent and Lenders, all the Pledged Securities and Pledged Debt (endorsed in blank) and hereby grants to the Agent, for the ratable benefit of the Agent and Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. The Pledgor and the Agent hereby acknowledge that the Pledged Securities and Pledged Debt have been delivered and shall be held by the Custodian, for the benefit of the Agent and the Lenders, pursuant to the terms and conditions of the Bailment Agreement.

         3. Transfer Powers and Proxies. Concurrently with the delivery to the Custodian of each certificate and original document representing the Pledged Securities, the Pledgor shall deliver an undated transfer power and irrevocable proxy covering such certificate or document, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

         4.  Representations and Warranties.   To induce the Agent and Lenders
to execute the Loan Agreement and to accept the security contemplated hereby and the Lenders to make extensions of credit under the Loan Agreement, the Pledgor hereby represents and warrants that:

                 (a) the Pledgor has the corporate power, authority and legal right to execute and deliver, to perform its obligations under, and to grant the Lien on the Collateral pursuant to, this Pledge Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the Lien on the Collateral pursuant to, this Pledge Agreement;

                 (b) this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

                 (c) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any Applicable Law (including without limitation the SBIC Regulation or the Investment Company Act) or contractual obligation of the Pledgor and will not result in the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Applicable Law or contractual obligation, except as contemplated hereby;

                 (d) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority (other than approval by the SBA which approval has been obtained and is in full force and effect) and no consent of any other Person (including, without limitation, any stockholder or creditor of the Pledgor or any Issuer), is required in connection with the execution, delivery, performance, validity or enforceability of this Pledge Agreement except those which have been obtained, except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally;

                 (e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority (including without limitation, the SBA) is pending or, to the knowledge of the Pledgor, are threatened by or against or in any other way relate adversely to or affect the Pledgor or any of its properties or revenues with respect to this Pledge Agreement or any of the transactions contemplated hereby in any court or before any arbitrator of any kind or before or by any Governmental Authority (including without limitation, the SBA);

                 (f) the Pledged Securities listed on Schedule I constitute all of the shares of capital stock, warrants, options and similar rights of any kind owned by the Pledgor;

                 (g) to the best of Pledgor's knowledge, all the Pledged Securities have been duly and validly issued and are fully paid and nonassessable;

                 (h) to the best of Pledgor's knowledge, the Pledged Debt has been duly authorized, authenticated, issued and delivered, and is the legal, valid and binding obligation of the obligors thereof, and is not in default;

                 (i) the Pledged Debt constitutes all of the outstanding indebtedness owed to the Pledgor and is outstanding in the principal amount indicated on Schedule I; the Pledgor has not agreed, and no holder of any Pledged Debt shall be obligated, to remit any payments made under the Pledged Debt for the account of any other Person; none of the Pledged Debt is subject to any defense or setoff;

                 (j) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Collateral listed on
         Schedule I, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement or Liens permitted under Section 9.3 of the Loan Agreement;

                 (k) the jurisdiction in which Pledgor is located for purposes of Section 9-103 of the UCC is the address set forth on
         Schedule II;

                 (l) upon delivery to the Custodian, for the benefit of the Agent and the Lenders pursuant to the terms and conditions of the Bailment Agreement, of the stock certificates and other original documents evidencing the Pledged Securities and the agreements evidencing the Pledged Debt and the filing of properly completed financing or other statements in all necessary jurisdictions, the Lien on the Collateral granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor;

                 (m) the Pledgor has acquired all the Collateral by purchases in the ordinary course of business from sellers in the business of selling such property in the ordinary course of business and none of the Collateral has been purchased in a bulk sale or other purchase of a business or investment portfolio; and

                 (n) the Pledgor has no knowledge of any facts or circumstances that would preclude, upon delivery of the Pledged Securities, with the transfer power executed in blank, and the Pledged Debt, endorsed in blank, to the Custodian, the Agent from being a "bona fide purchaser" of the Pledge Securities under Article 8 of the UCC or a "holder in due course" of the Pledged Debt under Article 3 of the UCC.

         5. Certain Covenants. The Pledgor covenants and agrees with the Agent for the ratable benefit of the Agent and Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

                 (a) The Pledgor will not change its name, identity or corporate structure so as to make any financing or other statement filed as provided herein become seriously misleading. The Pledgor will, upon request of the Agent, execute such financing statements, notices of lien, notices of assignment and continuations or amendments to any of the foregoing, and other documents (and pay the costs of filing or recording the same in all public offices deemed necessary by the Agent) and do such other acts and things, all as the Agent may from time to time request to establish and maintain a valid perfected pledge and security interest in the Collateral. Pledgor hereby constitutes and appoints the Agent (and any of its officers) as its attorney-in-fact with full power and authority to execute and deliver all documents necessary to perfect and keep perfected the security interests created hereby.
         This power of attorney hereby granted is a special power of attorney coupled with an interest and shall be irrevocable by Pledgor.

                 (b) The Pledgor will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional indebtedness owed to the Pledgor by any obligor and deliver the same forthwith (endorsed in blank) to the Custodian (with copies to the Agent).

                 (c) If the Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), warrant, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent, hold the same in trust for the Agent and deliver the same forthwith to the Custodian (with copies to the Agent) in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated transfer power and irrevocable proxy covering such certificate or other instrument duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Custodian, for the benefit of the Agent and the Lenders, subject to the terms hereof and the Bailment Agreement, as additional collateral security for the Obligations. In addition, any sums paid upon or in respect of any Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Custodian, for the benefit of the Agent and the Lenders, to be held by it hereunder and under the Bailment Agreement as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of any Collateral or any property shall be distributed upon or with respect to any Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Custodian, for the benefit of the Agent and the Lenders, to be held by it hereunder and under the Bailment Agreement as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of any Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Custodian, hold such money or property in trust for the Agent, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                 (d) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, without the prior written consent of the Required Lenders, which consent shall not be unreasonably withheld or delayed; or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement and Liens in favor of the SBA, subject to the terms and conditions of the Intercreditor Agreement (as hereinafter defined). The Pledgor will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

                 (e) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Custodian, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

                 (f) The Pledgor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

         6. Cash Dividends and Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its rights pursuant to
Section 7 below, the Pledgor shall be permitted to receive all cash dividends in respect of the Collateral and to exercise all voting and corporate rights, as applicable, with respect to the Collateral; provided, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Loan Agreement, the Notes, any other Loan Documents or this Pledge Agreement.

         7.  Rights of the Agent.

         (a) If an Event of Default shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor,
(i) the Agent shall have the right to receive any and all cash dividends and distributions paid in respect of the Collateral and make application thereof to the Obligations in the order set forth in the Loan Agreement; (ii) all of the Pledged Securities shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; and (iii) the Agent shall have the right to (A) take possession of any or all of the Collateral from the Custodian and (B) to notify the Custodian to remit directly to the Agent, as received, all payments, however characterized, received by the Custodian with respect to the Collateral.

         (b) The rights of the Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Lender of any right or remedy against the Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

         8.  Remedies.

         (a) If an Event of Default shall occur and be continuing, with the consent of the Required Lenders, the Agent may, and upon the request of the Required Lenders, the Agent shall, exercise on behalf of itself and the Lenders, all rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, and in addition thereto, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing with regard to the scope of the Agent's remedies, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel thereto, to the payment in whole or in part of the Obligations, in the order set forth in the Loan Agreement, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them in good faith of any rights hereunder. Notice of a proposed sale or other disposition of Collateral shall be deemed given to the Pledgor and reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

         (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Securities, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Securities for the period of time necessary to permit such Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

         9. Amendments, etc. With Respect to the Obligations. The Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by the Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of the Pledgor or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Lender, and the Loan Agreement, the Notes, any other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement; and all dealings between the Pledgor, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence, presentment, protest, demand for payment and notice (except as required by the Loan Agreement) of default or nonpayment to or upon the Pledgor with respect to the Obligations.

         10. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

         11. Irrevocable Authorization and Instruction to Issuers. The Pledgor hereby authorizes and instructs each Issuer, and obligor under any Pledged Debt to comply with any instruction received by it from the Agent in writing that
(a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer and obligor under any Pledged Debt shall be fully protected in so complying.

         12. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral constitute irrevocable powers coupled with an interest.

         13. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

         15. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

         16. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and Agent; provided that (a) any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent and (b) any consent by the Agent to any amendment, supplement or modification hereto shall be subject to approval thereof by the Lenders or Required Lenders, as applicable, in accordance with Section 12.12 of the Loan Agreement. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns.

         17. Governing Law, etc. (a) This Pledge Agreement, unless otherwise expressly set forth herein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

         (b) The Pledgor hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Pledge Agreement, any rights or obligations hereunder, or the performance of such rights and obligations. The Pledgor hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Agent in connection with this Pledge Agreement or any rights or obligations hereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 19. Nothing in this Section 17 shall affect the right of the Agent to serve legal process in any other manner permitted by Applicable Law or affect the right of the Agent to bring any action or proceeding against the Pledgor or its properties in the courts of any other jurisdictions.

         (c) TO THE EXTENT PERMITTED BY LAW, THE AGENT AND EACH LENDER BY THEIR ACCEPTANCE OF THIS PLEDGE AGREEMENT OR THE BENEFITS HEREOF AND THE PLEDGOR HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR ANY DISPUTE IN CONNECTION WITH THIS PLEDGE AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.


         18.  Arbitration.

         (a) Binding Arbitration. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Pledge Agreement ("Disputes"), between or among parties to this Pledge Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions or claims concerning any aspect of the past, present or future relationships arising out or connected with this Pledge Agreement. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Nashville, Tennessee. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules.

         (b) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the Agent and the Lenders preserve, without diminution, certain remedies that the Agent and the Lenders may employ or exercise freely, either alone, in conjunction with or during a Dispute. The Agent and the Lenders shall have and hereby reserve the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         19. Notices. All notices and communications hereunder shall be given to the addresses and otherwise in accordance with Section 12.1 of the Loan Agreement.

         20. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Lenders, be governed by the Loan Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for itself and the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer, or obligor under any Pledged Debt shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

         21. Intercreditor Agreement. This Agreement is subject to the terms and conditions of the Intercreditor Agreement of even date among the Agent, the Custodian and the Small Business Administration (the "Intercreditor Agreement").

         IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed under seal and delivered as of the date first above written.

[CORPORATE SEAL]                          SIRROM INVESTMENTS, INC.

                                          By:
                                             -------------------------------
                                             Name:
                                                  --------------------------
                                             Title:
                                                   -------------------------

                                                                      SCHEDULE I
                                                                      To Pledge
                                                                      Agreement


                       DESCRIPTION OF PLEDGED SECURITIES

                          Class of                Security               No. of
Issuer                    Security             Certificate No.           Shares
------                    --------             ---------------           ------

                          DESCRIPTION OF PLEDGED DEBT

                                                                    ORIGINAL
                 DESCRIPTION                                        PRINCIPAL
DEBTOR             OF DEBT                    DATE                   AMOUNT
------           -----------                  ----                  ---------

                                                                     SCHEDULE II
                                                                     To Pledge
                                                                     Agreement

                             Address of the Pledgor